AGREEMENT


     This Agreement is entered into on the date set forth below to be effective as of September 30, 1997, by and between Batei Sefer Limlacha located in Brooklyn, New York ("BSL") and SCNV Acquisition Corp., a Delaware corporation with its principal office located at 7 Ben Zvi Rd., Beer Sheva, Israel ("SCNV").

     WHEREAS, BSL has, through the date hereof, advanced the sum of $17,408 to SCNV for working capital purposes; and

     WHEREAS, SCNV seeks to obtain additional advances from BSL to be used for working capital and other purposes; and

     WHEREAS, BSL and SCNV wish to memorialize the terms of such advances and any additional advances by BSL to SCNV;

     NOW THEREFORE, the Parties hereto agree as follows:

1. Prior Loan. SCNV hereby acknowledges receipt of the sum of $17,408 from BSL through September 30, 1997 and that such sum shall be treated as an unsecured loan (the "First Loan") by BSL to SCNV, which shall be repaid in accordance with the terms set forth below.

2. Additional Loans. It is hereby acknowledged that BSL may, from time to time, in its sole and absolute discretion, provide additional advances to SCNV and that each such advance shall be treated as an unsecured loan ("Additional Loans"), to be evidenced by written confirmation of the amount being loaned, signed by both parties. Any and all such loans will be subject to the terms of repayment as set forth herein.

3. Representations and Warrants of SCNV.

     SCNV represents and warrants that:

     (i) It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its property and assets and to carry out its business as currently conducted, and is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which it conducts business.

     (ii) It has the corporate power and authority to execute and deliver this Agreement and to perform the obligations hereunder and such obligations constitute the valid and binding obligations of SCNV enforceable against SCNV in accordance with their terms.

     (iii) Neither the execution and delivery of this Agreement, nor the performance by SCNV of its obligations hereunder will (a) contravene any provision contained in its charter, bylaws or other organizational documents, as amended, (b) violate or result in a breach of or constitute a default under any contract, commitment, mortgage, indenture, lease, pledge, note, instrument or other obligation or any judgment, order or decree, law, rule or regulation of any government authority, (c) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest or other encumbrance on any of its assets or properties or (d) result in the acceleration of, or permit any person to accelerate or declare due and payable prior to the maturity date, any material obligation of SCNV.

     (iv) No notice to, filing with, or authorization or registration, consent or approval of, any government authority is necessary for the execution, delivery or performance of this Agreement.

4. Covenants of SCNV. SCNV hereby covenants that it has applied the proceeds from the First Loan exclusively toward working capital purposes. SCNV further covenants that it will apply the proceeds of all Additional Loans toward working capital purposes or other purposes approved by BSL. SCNV agrees that it will not apply the proceeds of Additional Loans to any other corporate purpose unless such purpose and the amount of the proceeds to be applied to such purpose have been disclosed in writing to BSL, and BSL has provided written consent to such application of proceeds.

5. Terms of Repayment. No interest shall accrue on the First Loan or any Additional Loans until payment of the principal amount thereof becomes due and payable. Thereafter, and until payment in full is made, interest shall accrue on the unpaid portion of the First Loan and/or any Additional Loans that are past due at the rate of eight (8%) percent per annum. The principal amount of the First Loan and any Additional Loans shall be due and payable to BSL on the earlier of (i) December 31, 1998, or (ii) the consummation of any merger or acquisition transaction involving SCNV or financing yielding $3 Million or more in net proceeds to SCNV, provided, however, that all such obligations shall be automatically due and payable upon the occurrence of any event of bankruptcy or similar proceeding, voluntary or involuntary, involving SCNV, or upon the dissolution of SCNV.

6. Entire Agreement. The foregoing sets forth the entire agreement among the Parties with respect to the matters covered hereby and supersedes all previously written, oral or implied understandings among the Parties with respect to such matters. Any further amendment to this Agreement shall only be made in writing signed by both of the Parties hereto.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the 29th day of December 1997.

                                  SCNV ACQUISITION CORP.


                                  By: /s/ Shaul Lesin
                                      ------------------------------
                                        Name:  Shaul Lesin
                                        Title: Executive Vice
                                               President



                                  BATEI SEFER LIMLACHA


                                  By: /s/ David Laine               _
                                      -------------------------------
                                         Name:
                                         Title:



                                       -3-